EXHIBIT 10.52

FIRST AMENDMENT TO AMENDED AND RESTATED MANAGEMENT AND DEVELOPMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED MANAGEMENT AND DEVELOPMENT AGREEMENT (this “Amendment”) is made as of the 6th day of July, 2005, by and among ALEXANDER’S INC., a Delaware corporation, on behalf of itself and each of the subsidiaries listed in Exhibit B attached hereto (“Alexander’s”), having an address at 210 Route 4 East, Paramus, New Jersey 07652, (sometimes hereinafter referred to as “Owner”), and VORNADO MANAGEMENT CORP., a New Jersey corporation, having an office at 210 Route 4 East, Paramus, New Jersey 07652 (“Manager”).

R E C I T A L S

A.        Alexander’s and Manager have heretofore entered into that certain Amended and Restated Management and Development Agreement, dated July 3, 2002 (the “Development Agreement”).

B.         As of the date hereof Manager has entered into that certain Termination of Management and Development Agreement with 731 Commercial LLC and 731 Residential LLC, terminating Manager’s property management services with respect to the property located at 731 Lexington Avenue, New York, New York (the “59th Street Property”);

C.         Whereas, Owner and Manager desire to amend the Development Agreement so that Manager can provide the entity management services provided hereunder with respect to the affiliated entities of Owner that own various portions of the 59th Street Property.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Owner and Manager hereby agree as follows to the following amendments to be effective from and after the date hereof (the “Effective Date”):

1.         Exhibit A of the Development Agreement: Exhibit A to the Development Agreement is hereby replaced with the Exhibit A attached hereto.

2.         Management Fee. The first sentence of Article III, Section A is hereby amended to read as follows: “Owner shall pay Manager, as Manager’s entire compensation for the services rendered hereunder in connection with the management of the Properties and the management of the Owner, a management fee (the “Management Fee”) equal to Two Million Four Hundred Thousand Dollars ($2,400,000) per annum), payable in equal monthly installments, in arrears, in the amount of $200,000 on the tenth day of each calendar month beginning with the first calendar month after the Effective Date.

3.	Development Fee Installments.
(a)

The following paragraph is hereby inserted after the first paragraph of Article III.B: Owner shall pay Manager, on account of the Development Fee, monthly installments (the “Development Installments”) each in an amount equal to the Specified Installment Amount (as defined below), with each such installment payable, in arrears, on the tenth day of each calendar month, beginning with the calendar month immediately following the Effective Date. In the event that it is determined, upon Substantial Completion of a Development Property, that the aggregate Development Installments paid to Manager as of such date on account of the Development Fee total less than the amount of the Development Fee that is due to Manager hereunder in respect of the Development Property, Owner shall pay to Manager, within 15 days after Substantial Completion of the Development Property, an amount equal to such difference.

(b)	The following definition is hereby inserted to Article III.B after the definition of Development Costs: “Specified Installment Amount” means $62,500.

4.         Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

5.         Defined Terms. All terms capitalized but not defined herein shall have the same meaning ascribed to such terms in the Development Agreement. The marginal headings and titles to the paragraphs of this Amendment are not a part of this Amendment and shall have no effect upon the construction or interpretation of any part hereof.

6.         Amendment. This Amendment is incorporated into and made a part of the Development Agreement, and the Development Agreement and all terms, conditions and provisions of the Development Agreement are ratified and confirmed in all respects and is and shall continue to be in full force and effect as modified and amended hereby.

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7.         Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

8.         No Modification. This Amendment constitutes the entire understanding of the parties with respect to the subject hereof and may not be amended except in a writing executed by the parties hereto.

9.         Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their successors and permitted assigns.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

OWNER:

ALEXANDER’S INC.,

a Delaware corporation

By:  /s/ Alan J. Rice

Name:  Alan J. Rice

Title:  Authorized Signatory

MANAGER:

VORNADO MANAGEMENT CORP.

By:  /s/ Joseph Macnow

Name:  Joseph Macnow

Title:  Authorized Signatory

EXHIBIT A

The following parcels of real property:

1.	“FLUSHING PROPERTY”

ADDRESS: 136-20 through 136-30 Roosevelt Avenue,

a/k/a 40-17-19 Main Street

Queens, New York

TAX MAP DESIGNATION:

BLOCK: 5019 LOT: 5

CITY: New York COUNTY: Queens STATE: New York

2.	“REGO PARK PROPERTY”
ADDRESS:	Junction Boulevard

Rego Park, New York

“REGO PARK II”

TAX MAP DESIGNATION:

BLOCK: 2080	LOT: 101
CITY: New York	COUNTY: Queens	STATE: New York]

“REGO PARK III”

TAX MAP DESIGNATION:

BLOCK: 2077	LOTS: 90 & 98

AND

BLOCK: 2076	LOTS: 50 & 63
CITY: New York	COUNTY: Queens	STATE: New York

3.	“PARAMUS PROPERTY”

TAX MAP DESIGNATION:

LOT: 1	BLOCK: 1202	TAX MAP SHEET NO.: 12

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The following entities:

731 Commercial Holding LLC

731 Commercial LLC

731 Office One Holding LLC

731 Office One LLC

731 Office Two Holding LLC

731 Office Two LLC

731 Residential Holding LLC

731 Residential LLC

731 Restaurant LLC

731 Retail One LLC

Alexander’s Department Stores of Brooklyn, Inc.

Alexander’s Department Stores of New Jersey, Inc.

Alexander’s Kings Plaza, LLC

Alexander’s Kings, LLC

Alexander’s Management LLC

Alexander’s of Brooklyn II LLC

Alexander’s of Brooklyn, Inc.

Alexander’s Personnel Providers, Inc.

Alexander’s Rego Park Center, Inc.

Alexander’s Rego Shopping Center, Inc.

Alexander’s Restaurant LLC

Kings Parking, LLC

Kings Plaza Lender LLC

Ownreal Inc.

Rego Park Commercial LLC

Rego Park Residential LLC

Sakraf Wine & Liquor Store, Inc.

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EXHIBIT B

List of Subsidiaries

Alexander’s of Flushing, Inc.

Alexander’s of Rego Park II, Inc.

Alexander’s of Rego Park III, Inc.

Alexander’s Paramus, LLC

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